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                                                                      EXHIBIT 12

                       ERP OPERATING LIMITED PARTNERSHIP
     Consolidated and Combined Historical, Including Predecessor Business
     Earnings to Combined Fixed Charges and Preferred Distributions Ratio
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                                                                                       Historical
                                                          --------  --------  ------------------------------------------------
                                                          06/30/97  06/30/96  12/31/96  12/31/95  12/31/94  12/31/93  12/31/92
                                                          --------  --------  --------  --------  --------  --------  --------
                                                                                 (Amounts in thousands)
REVENUES
  Rental income                                           $290,799  $209,239  $454,412  $373,919  $220,727  $104,388   $86,597
  Fee income - outside managed                               3,110     3,303     6,749     7,030     4,739     4,651     4,215
  Interest income - investment in mortgage notes             8,011     5,866    12,819     4,862         -         -         -
  Interest and other income                                  4,404     1,180     4,405     4,573     5,568     3,031     2,161
                                                          --------  --------  --------  --------  --------  --------   -------
     Total revenues                                        306,324   219,588   478,385   390,384   231,034   112,070    92,973
                                                          --------  --------  --------  --------  --------  --------   -------

EXPENSES
  Property and maintenance                                  70,760    59,217   127,172   112,186    66,534    35,324    30,680
  Real estate taxes and insurance                           29,667    21,229    44,128    37,002    23,028    11,403    10,274
  Property management                                       11,819     8,800    17,512    15,213    10,249     3,491     2,912
  Property management - non-recurring                            -         -         -         -       879         -         -
  Fee and asset management                                   1,569     2,126     3,837     3,887     2,056     2,524     2,403
  Depreciation                                              62,775    42,933    93,253    72,410    37,273    15,384    13,442
  Interest:
     Expense incurred                                       50,924    37,024    81,351    78,375    37,044    26,042    31,926
     Amortization of deferred financing costs                1,220     1,895     4,242     3,444     1,930     3,322     2,702
  Refinancing costs                                              -         -         -         -         -     3,284         -
  General and administrative                                 6,206     4,105     9,857     8,129     6,053     3,159     1,915
                                                          --------  --------  --------  --------  --------  --------   -------
     Total expenses                                        234,940   177,329   381,352   330,646   185,046   103,933    96,254
                                                          --------  --------  --------  --------  --------  --------   -------
Income (loss) before extraordinary items                  $ 71,384  $ 42,259  $ 97,033  $ 59,738  $ 45,988  $  8,137   $(3,281)
                                                          ========  ========  ========  ========  ========  ========   =======

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                     $ 50,924  $ 37,024  $ 81,351  $ 78,375  $ 37,044  $ 26,042   $31,926
   Refinancing costs                                             -         -         -         -         -     3,284         -
   Amortization of deferred financing costs                  1,220     1,895     4,242     3,444     1,930     3,322     2,702
   Preferred distributions                                  20,939    12,874    29,015    10,109         -         -         -
                                                          --------  --------  --------  --------  --------  --------   -------
Total Combined Fixed Charges
   and Preferred Distributions                            $ 73,083  $ 51,793  $114,608  $ 91,928  $ 38,974  $ 32,648   $34,628
                                                          ========  ========  ========  ========  ========  ========   =======

Earnings before combined fixed charges
   and preferred distributions                            $123,528  $ 81,178  $182,626  $141,557  $ 84,962  $ 40,785   $31,347
                                                          ========  ========  ========  ========  ========  ========   =======

Funds from operations before combined fixed
   charges and preferred distributions                    $186,303  $124,111  $275,879  $213,967  $122,235  $ 56,169   $44,789
                                                          ========  ========  ========  ========  ========  ========   =======

Ratio of earnings before combined fixed charges
    and preferred distributions to combined fixed charges
    and preferred distributions                               1.69      1.57      1.59      1.54      2.18      1.25      0.91
                                                          ========  ========  ========  ========  ========  ========   =======

Ratio of funds from operations before combined fixed
    charges and preferred distributions to combined fixed
    charges and preferred distributions                       2.55      2.40      2.41      2.33      3.14      1.72      1.29
                                                          ========  ========  ========  ========  ========  ========   =======

Earnings deficiency to cover fixed charges                     N/A       N/A       N/A       N/A       N/A       N/A    (3,281)
                                                          ========  ========  ========  ========  ========  ========   =======
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